UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 21, 2011
BioCryst Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-23186 (Commission File Number)	62-1413174 (IRS Employer Identification No.)
4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703
(Address of Principal Executive Offices) (Zip Code)
(Registrant’s telephone number, including area code): (919) 859-1302
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
In September 2010 the Company disclosed results from the forodesine pivotal study in CTCL, interim results from the Phase 2 exploratory study in CLL, and the Company’s intention to determine if there is interest by a partner in the US to continue with further development, regulatory filing and commercialization. To date, the Company has not found an interested partner. The Company shared this information with its partner, Mundipharma, along with the Company’s decision not to continue further development of forodesine in the US. Mundipharma has expressed disappointment regarding the development of forodesine and this outcome. On February 21, 2011 we received a letter from Mundipharma’s legal counsel notifying us that they intended to utilize the dispute resolution provisions of our agreement with them, which includes meetings of senior management and the later possibility of arbitration.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioCryst Pharmaceuticals, Inc.
	By:	/s/ Alane Barnes
		Name:	Alane Barnes
Date: February 24, 2011		Title:	General Counsel, Corporate Secretary